EXHIBIT 10.14

                       EXCLUSIVE SALES/MARKETING AGREEMENT

AGREEMENT MADE this 18th day of July, 2000 by and between REU-DOM INVESTMENTS AND HOLDINGS, INC. d/b/a WORLD CLASS BEER IMPORTS ("WCBI") and CUIDAO IMPORTS, CUIDAO HOLDING CORPORATION and CUIDAO (USA) IMPORT COMPANY, INC. (collectively referred to as "CUIDAO") as follows:

           WHEREAS WCBI is in the business of exclusively importing, selling, marketing and distributing imported beers and similar malt beverages in the various states and territories listed on the attached Exhibit "A"; and

          WHEREAS  CUIDAO  is  in  the  business  of  importing,   managing  and
 distributing a portfolio of international and regional brands of beer, wines and spirits; and

          WHEREAS WCBI and CUIDAO believe that there are certain business benefits and advantages which would arise from an ongoing mutually beneficial business relationship between them;

          NOW, THEREFORE, in consideration of the covenants and considerations contained herein, the parties agree as follows:

1 . CUIDAO shall serve as the sole and exclusive agent for WCBI for the sales and marketing of the brands, a list of which is attached as Exhibit "B," for which WCB1 has the exclusive authorization to represent in the various jurisdictions in which it has obtained licensing and marketing rights.

       CUIDAO understands and acknowledges that the permits are not transferable and the use of said licenses/permits are authorized by WCBI only subject to this Agreement. It is understood that WBCI will retain all rights pertaining to the licenses/permits and CUIDAO acknowledges that no rights are granted to CUIDAO in the product brands, trademarks or trade names involved by virtue of this agreement.

2. WCBI authorizes CUIDAO to service, sell and market to all of WCBI's customers, a list of which is set forth on the attached Exhibit "C."

3. WCBI shall have the right to market and distribute additional brands of beer, in conjunction with CUIDAO, it being the intent of the parties that additional brand representation shall be acquired by CUIDAO.

4. The term of this Agreement shall be for a period of five (5) years commencing on the date of the execution of this Agreement and shall be renewed thereafter on the same terms and conditions not less than sixty (60) days before the, end of the initial term for successive three (3) year periods until the parties shall otherwise terminate their relationship.

5. CUIDAO shall have the right to use the name "WORLD CLASS BEER IMPORTS" in its marketing and sales efforts in the representation of the brands which are the subject of this agreement.

6. At all times the respective parties shall conduct their affairs and operation of their business in strict compliance with all applicable local, state and Federal laws, rules and regulations.

7. CUIDAO may also use the name "WORLD CLASS BEER IMPORTS" in conjunction with its internet web site, and any other manner it deems appropriate to further the sales of the products and brands. However, CUIDAO shall not use the name "WORLD CLASS BEER IMPORTS" in any manner which is negative, pejorative or which would tend to impugn or damage the good will associated with the name "WORLD CLASS BEER IMPORTS."

8. WCBI will receive from CUIDAO for the rights and privileges granted herein the following:

     i. WCBI will retain ownership of the inventory currently in possession and on its books. The inventory will remain on the books of WCBI until sold and upon its sale shall become a receivable due from CUIDAO. The inventory sold by CUDIAO will be reimburse at the laid in cost that included all federal excise and other taxes and transport and handling of the total inventory up to the sum of One Hundred Nineteen Thousand and no/100 Dollars (US$119,000.00) and the cash equivalent of the WCBI trade payable (as identified in Exhibit "D"). Payment will be made by CUIDAO to WCBI immediately upon receipt from customers.

     ii. the balance of the inventory (in excess of US$119,000) will be sold by CUIDAO and reimbursement to WCBI, and/or its assigns, will be made in the form of CUIDAO common stock, a publicly traded company trading on the OTC bulletin board of the NASDAQ stock exchange under the symbol "CDAO." This inventory will be reimbursed at the laid in cost of the inventory (as identified in Exhibit "D"). The monthly cost of inventory sold will be reimbursed ion common stock based upon the average offer price during the month the product is sold. The stock will be issued within seven (7) days following the close of the monthly books of record of CUIDAO.

     iii. The interest expense on the loan proceeds supporting the inventory (up to US$119,000.00) will be reimbursed to WCBI monthly until the sum of US$119,000.00 is paid in full. After US$119,000.00 of the inventory sales has been paid to WCBI by CUIDAO, if at such time the loan has not been satisfied by WCBI, CUIDAO's continuing obligation to pay interest expense on the loan shall cease.

     iv. All inventory shall be sold at prevailing market prices, established by WCBI, without discount or reduction unless agreed by the parties.

9. CUIDAO will assume responsibility for the current lease of WCBI at the premises located at 3932 N.E. 5 th Avenue, Oakland Park, Florida, and will hold WCBI and its principals harmless and indemnify them from any claims arising subsequent to this agreement under said lease.

10. CUIDAO agrees to satisfy any and all current,  existing accounts payable and
other   obligations  and   commitments  to  existing  WCBI   customers,   and/or
distributors, such as tastings, festivals, special events, etc.

11. The value of the assets, exclusive of inventory, of WCBI has been established at US$31,500.00 for purposes of this agreement.

12. CUIDAO agrees to provide full financial disclosure of all material matters to WCBI upon request. CUIDAO represents that there are no current adverse financial considerations which have not been disclosed to WCBI which if known by WCBI would tend to influence its decision to proceed with this agreement.

13. This Agreement supersedes all prior agreements and constitutes the entire agreement between the parties hereto with regard to the subject matter hereof. It may not be amended or modified except by an instrument executed by both parties.

14. Any notice, payment, request, instruction, or other document to be delivered hereunder shall be deemed sufficiently given if in writing and delivered personally or mailed by certified mail, postage prepaid addressed to the applicable party at the address first set forth above, unless in each case Buyer or Seller has notified the other in writing of a different address.

15. No delay or failure by either party to exercise any right hereunder, and no partial or single exercise of any such right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

16. This agreement shall be interpreted and governed by the laws of the state of Florida; and venue for any action arising from this agreement shall be in Broward County, Florida.

17. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

18. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors, and assigns.

19, Except as may otherwise be expressly provided herein, neither party may assign any right, obligation, or liability arising hereunder without the other party's prior written consent. Any such assignment or attempted assignment shall be null and void.

20. In the event of litigation arising from the terms and conditions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys fees from the non-prevailing party at the trial and appellate levels.

21. The signature of a representative of a party to this agreement transmitted by facsimile shall be enforceable in all respects as the original signature of that representative and shall be.binding upon that party to enforce this agreement according to its terms.

22. In the event any provision of this agreement needs to be modified, amended or otherwise altered in order to obtain compliance with Securities and Exchange Commission rules, regulations or guidelines, the parties agree to make such modifications, retaining to the greatest extent possible the expressed intent of the parties as set forth in this agreement.

                IN WITNESS WHEREOF, the parties set forth their respective hands and seals on the date first above-written.

 REU-DOM INVESTMENTS AND                  CUIDAO IMPORTS, CUIDAO
 HOLDINGS, INC. d/b/a WORLD               HOLDING CORP AND CUIDAO(USA)
 CLASS BEER IMPORTS                       IMPORT COMPANY, INC.

   /s/ Reubin Share                        / s/ C. Michael Fisher, Pres.
---------------------------------         -------------------------------------
By: Reubin Share, President               By: Michael Fisher, President